AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 9th day of November, 2010, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Boston Common funds listed on Exhibit V attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit V to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit V to the
Professionally Managed Portfolios Fund Accounting Servicing Agreement

Name of Series                                                                                                                 Date Added
Boston Common International Fund                                                                                                  on or after November 9, 2010
Boston Common U.S. Equity Fund                                                                                                     on or after November 9, 2010

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at November, 2010
Annual Fee Based Upon Average Net Assets Per Fund*
10 basis points on the first $75 million
8 basis points on the next $250 million
5 basis points on the balance
Minimum annual fee:  $64,000 per fund

▪  Additional fee of $30,000 for each additional class
▪  Additional fee of $15,000 per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily Performance Reporting
▪  Advisor Information Source Web Portal
▪  USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪  $12,000 /fund (subject to change based on Board review and approval)
▪  $3,500 / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedule above.

Boston Common Asset Management, LLC

By: /s/Geeta Aiyer

Name: Geeta Aiyer

Title: President      Date:  12/15/10

Exhibit V (continued) to the
Professionally Managed Portfolios Fund Accounting Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at November, 2010

Pricing Services
▪  $0.15 Domestic and Canadian Equities/Options
▪  $0.50 Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪  $0.80 CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪  $2.25 - Bank Loans
▪  $3.00 - Credit Default Swaps/Swaptions
▪  $1.50 - Basic Interest Rate Swaps
▪  $125 /Fund per Month - Mutual Fund Pricing
▪  $2.00 /Foreign Equity Security per Month for Corporate Action Service
▪  $1.00 /Domestic Equity Security per Month for Corporate Action Service
▪  $125 /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪  $1.50 /CMO/Month
▪  $0.25 /Mortgage Backed/Month
▪  $300 /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪  $0.60 on the First 100 Securities/Day
▪  $0.44 on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

Advisor’s Signature below acknowledges approval of the fee schedule above.

Boston Common Asset Management, LLC

By: /s/ Geeta Aiyer

Name: Geeta Aiyer

Title: President         Date: 12/15/10